EXHIBIT 10.2

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 8th day of November, 2016, by and among: (a) SILICON VALLEY BANK (“Bank”) and (b) (i) SYNACOR, INC., a Delaware corporation (“Synacor”), (ii) NTV INTERNET HOLDINGS, LLC, a Delaware limited liability company (“NTV”), and (iii) SYNC HOLDINGS, LLC, a Delaware limited liability company (“Sync”, and together with Synacor and NTV, individually and collectively, jointly and severally, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2013 (the “Loan and Security Agreement”), as amended by that certain First Amendment to Loan and Security Agreement dated as of October 28, 2014, by and among Borrower and Bank, as amended by that certain Joinder to Loan and Security Agreement dated as of April 13, 2015, by and among Borrower and Bank, as amended by that certain Joinder to Loan and Security Agreement dated as of September 25, 2015, by and among Borrower and Bank, as amended by that certain Second Amendment to Loan and Security Agreement dated as of September 25, 2015, by and among Borrower and Bank, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of October 28, 2015, by and among Borrower and Bank, and as further amended by that certain Consent and Fourth Amendment to Loan and Security Agreement dated as of February 25, 2016, by and among Borrower and Bank (as amended, and as the same may from time to time be further amended, modified, supplemented, restated or amended and restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions thereto as set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7 (Financial Covenants). The Loan Agreement shall be amended by deleting Section 6.7 thereof in its entirety and inserting in lieu thereof the following:

“6.7 Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a) Adjusted Quick Ratio. (i) Through and including the calendar quarter ending June 30, 2014, a ratio of (A) Quick Assets to (B) outstanding Obligations, of at least 2.50 to 1.0 (to be tested as of the last day of each quarter), (ii) commencing with the month ending September 30, 2014 and continuing with each month thereafter, through and including the month ending August 31, 2015, a ratio of (A) Quick Assets to (B) Current Liabilities minus the current portion of Deferred Revenue, of at least 1.50 to 1.0, (iii) commencing with the month ending September 30, 2015 and continuing with each month thereafter, through and including the month ending January 31, 2016 a ratio of (A) Quick Assets to (B) Current Liabilities minus the current portion of Deferred Revenue, of at least 1.25 to 1.0; and (iv) commencing with the month ending February 29, 2016 and continuing with each month thereafter, through and including the month ending September 30, 2016, a ratio of (A) Quick Assets to (B) Current Liabilities minus the current portion of Deferred Revenue, of at least 1.1 to 1.0.

(b) EBITDA. Measured as of the end of each fiscal quarter on a trailing twelve month basis, EBITDA of at least (i) for each fiscal quarter through and including the fiscal quarter ending June 30, 2014, $1,500,000, (ii) for the fiscal quarter ending September 30, 2014 and for each fiscal quarter thereafter, through and including the fiscal quarter ending June 30, 2015, ($5,000,000), and (iii) for the fiscal quarter ending September 30, 2015 and for each fiscal quarter thereafter, through and including the fiscal quarter ending September 30, 2016, $1,500,000.

(c) Liquidity Coverage. At all times on and after October 31, 2016, a Liquidity Coverage Ratio of not less than: (i) for the period commencing on October 31, 2016, and continuing through and including January 31, 2017, 2.0 to 1.0, (ii) for the period commencing on February 1, 2017 and continuing through and including April 30, 2017, 1.50 to 1.0, and (iii) on May 1, 2017, and at all times thereafter, 2.0 to 1.0.

(d) Free Cash Flow. Measured as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2016 and continuing with each fiscal quarter thereafter, on a trailing six-month basis, Free Cash Flow of at least: (i) for the six-month period ending on December 31, 2016, ($4,750,000), (ii) for the six-month period ending on March 31, 2017, ($4,500,000), (iii) for the six-month period ending on June 30, 2017, ($3,000,000), (iv) for the six-month period ending on September 30, 2017, ($500,000), (v) for the six-month period ending on December 31, 2017, $500,000, and (vi) for the six-month period ending on March 31, 2018, and each subsequent six-month period thereafter ending on the last day of a fiscal quarter of Borrower, $1,000,000.”

2.2 Section 8.11 (2016 Post-Closing). The Loan Agreement shall be amended by (a) deleting the word “or” appearing at the end of Section 8.9 thereof, (b) deleting the period appearing at the end of Section 8.10 thereof and inserting in lieu thereof the following text: “; or”, and (c) inserting the following to appear as a new Section 8.11 thereof (immediately following the existing Section 8.10 thereof):

“8.11 2016 Post-Closing. Within thirty (30) days after the Fifth Amendment Date, Borrower shall deliver to Bank, in form and substance satisfactory to Bank: (a) a long form certificate of the Secretary of State of Delaware for each Borrower certified within the past thirty (30) days as to each Borrower’s legal existence and good standing, (b) a certificate of Good Standing/Foreign Qualification with respect to each Borrower from each other state in which such Borrower is qualified to transact business, certified within the past thirty (30) days as to such Borrower’s existence and good standing in such jurisdiction, and (c) evidence of insurance with respect to each Borrower in a form acceptable to Bank, including, without limitation, Acord 25s and Acord 28 certificates and endorsements to Borrower’s insurance policies in favor of Bank.”

2.3 Section 13.1 (Definitions).

(a) The Loan Agreement shall be amended by deleting the following terms and their respective definitions appearing in Section 13.1 thereof in their entirety and replacing them with the following:

“ “LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period, provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

“ “LIBOR Rate Margin” is four percent (4.0%); provided, however, that at all times during which the Liquidity Coverage Ratio is greater than 2.75 to 1.0, the LIBOR Rate Margin shall be three and one half of one percent (3.50%).”

“ “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect, provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors), provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

“ “Prime Rate Margin” is one and one half of one percent (1.50%), provided, however, that at all times during which the Liquidity Coverage Ratio is greater than 2.75 to 1.0, the Prime Rate Margin shall be one percent (1.0%).”

(b) The Loan Agreement shall be amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 13.1 thereof:

“ “Fifth Amendment Date” is November 8, 2016.”

“ “Free Cash Flow” shall mean (a) EBITDA, minus (b) capital expenditures determined in accordance with GAAP, minus (c) capitalized software expenses, determined in accordance with GAAP, and minus (d) cash taxes, determined in accordance with GAAP.”

“ “Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts in the name of Borrower maintained with Bank or subject to Control Agreements in favor of Bank, and (b) the aggregate outstanding Eligible Accounts.”

“ “Liquidity Coverage Ratio” is a ratio of (a) Liquidity to (b) the aggregate outstanding Obligations.”

2.4 Exhibit E (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreement. Synacor hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of September 27, 2013, between Synacor and Bank, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of September 25, 2015, by and between Synacor and Bank, and as further amended by that certain Second Amendment to Intellectual Property Security Agreement dated as of April 29, 2016, by and between Synacor and Bank (as amended, the “Synacor IPSA”) and acknowledges, confirms and agrees that the Synacor IPSA (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Synacor IPSA, as of the date of this

Amendment, and (b) shall remain in full force and effect. NTV hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of April 13, 2015, between NTV and Bank (the “NTV IPSA”) and acknowledges, confirms and agrees that the NTV IPSA (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the NTV IPSA, and (b) shall remain in full force and effect. Sync hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of September 25, 2015, between Sync and Bank (the “Sync IPSA”) and acknowledges, confirms and agrees that the Sync IPSA (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Sync IPSA, and (b) shall remain in full force and effect.

6. Ratification of Perfection Certificate. Synacor hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Synacor dated as of September 25, 2015, as delivered to Bank, and acknowledges, confirms and agrees the disclosures and information Synacor provided to Bank in said Perfection Certificate have not changed, as of the date hereof. NTV hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of NTV dated as of April 13, 2015, as delivered to Bank, and acknowledges, confirms and agrees the disclosures and information NTV provided to Bank in said Perfection Certificate have not changed, as of the date hereof. Sync hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Sync dated as of September 25, 2015, as delivered to Bank, and acknowledges, confirms and agrees the disclosures and information Sync provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Thirty Thousand Dollars ($30,000.00), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK		BORROWER SYNACOR, INC.

By:	/s/ Russell Follansbee	By:	/s/ William J. Stuart
Name:	Russell Follansbee	Name:	William J. Stuart
Title:	Vice President	Title:	Chief Financial Officer

NTV INTERNET HOLDINGS, LLC

		By:	/s/ William J. Stuart
		Name:	William J. Stuart
		Title:	Manager

SYNC HOLDINGS, LLC

		By:	/s/ William J. Stuart
		Name:	William J. Stuart
		Title:	Manager

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SYNACOR, INC., NTV INTERNET HOLDINGS, LLC and SYNC HOLDINGS, LLC

The undersigned authorized officer of SYNACOR, INC., NTV INTERNET HOLDINGS, LLC and SYNC HOLDINGS, LLC (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements and Compliance Certificate	Monthly within 45 days	Yes No
Annual financial statement (CPA Audited), if not otherwise publicly available	FYE within 120 days	Yes No
Borrowing Base Certificate and A/R & A/P Agings	Monthly within 45 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual		Complies
Maintain at all times:
Liquidity Coverage (tested on a monthly basis)	*		:1.0	Yes No
Trailing 6 Month Free Cash Flow (tested on a quarterly basis):	**	$		Yes No

*See Section 6.7(c) of the Agreement.

**See Section 6.7(d) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating

Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this

Compliance Certificate.

Yes No

Performance Pricing*		Applies
Liquidity Coverage Ratio > 2.75 to 1.0	Prime + 1.0% or LIBOR plus 3.50%	Yes No
Liquidity Coverage Ratio < 2.75 to 1.0	Prime + 1.50% or LIBOR plus 4.0%	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SYNACOR, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
NTV INTERNET HOLDINGS, LLC		AUTHORIZED SIGNER

Date:
By:
Name:	Compliance Status: Yes No
Title:

SYNC HOLDINGS, LLC
By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Liquidity Coverage Ratio (Section 6.7(c)) (tested monthly)

Required:    (a) for the period commencing on October 31, 2016, and continuing through and including January 31, 2017, 2:0 to 1.0, (b) for the period commencing on February 1, 2017 and continuing through and including April 30, 2017, 1.50 to 1.0, and (c) on May 31, 2017, and at all times thereafter, 2.0 to 1.0

Actual:              to 1.0

A.	The aggregate amount of unrestricted cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts in the name of Borrower maintained with Bank or subject to Control Agreements in favor of Bank	$

B.	Aggregate outstanding Eligible Accounts (as set forth in Borrowing Base Certificate)	$

C.	Line A plus line B	$

D.	Aggregate value of all outstanding obligations and liabilities of Borrower to Bank	$

E.	Liquidity Coverage Ratio (Line C divided by Line D)		:1.0

Is Line E equal to or greater than the applicable ratio above?

☐  No, not in compliance                    ☐  Yes, in compliance

II. Free Cash Flow (Section 6.7(d)) (tested quarterly)

Required:    (a) for the six-month period ending on December 31, 2016, ($4,750,000), (b) for the six-month period ending on March 31, 2017, ($4,500,000), (c) for the six-month period ending on June 30, 2017, ($3,000,000), (d) for the six-month period ending on September 30, 2017, ($500,000), (e) for the six-month period ending on December 31, 2017, $500,000, and (f) for the six-month period ending on March 31, 2018, and each subsequent six-month period thereafter ending on the last day of a fiscal quarter of Borrower, $1,000,000

Actual:             $

A.	Net Income	$

B.	Interest Expense	$

C.	To the extent deducted in the calculation of Net Income, depreciation and amortization expense	$

D.	Income tax expense	$

E.	Stock compensation	$

F.	Non-cash items and one-time expenses approved by Bank, in its sole discretion	$

G.	EBITDA (Sum of lines A through F)	$

H.	Capital Expenditures	$

I.	Capitalized Software Expenses	$

J.	Cash Taxes	$

K.	Free Cash Flow (line G minus line H minus line I minus line J)	$

Is line G equal to or greater than the applicable amount above?

☐  No, not in compliance                    ☐  Yes, in compliance                    ☐  N/A [not quarter-end]